EXHIBIT 32.3

CERTIFCATION PURSUANT TO
SECTION 966 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of HydroGen Corporation on Form 10-KSB for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), I Scott M. Schecter Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 15, 2007

	By:	/s/ Scott M. Schecter
Chief Financial Officer

This Certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act 2002, and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Act 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 has been provided to HydroGen Corporation and will be retained by HydroGen Corporation and furnished to the Securities and Exchange Commission or its staff upon request.